Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

Enventis Reports Second Quarter 2014 Results

•	Total Revenue increased 5 percent
•	Fiber and Data Segment revenue up 5 percent, profits increased 6 percent
•	Equipment Segment revenue up 15 percent, profits increase 84 percent
•	EBITDA, per the company's credit agreement, increased 3 percent

MANKATO, Minn., July 30, 2014 — Enventis Corporation (NASDAQ: ENVE) today reported total revenue of $49.7 million for the second quarter ending June 30, 2014, an increase of 5 percent year over year. Revenue was driven by strong fiber and data and equipment segment results, which were up 5 percent and 15 percent respectively.  EBITDA, per the company's credit agreement, totaled $12.6 million in the second quarter, up 3 percent year over year.  Net income totaled $1.9 million for the second quarter, a decrease of 18 percent year over year, and was impacted by $911,000 of pre-tax costs related to the proposed merger agreement with Consolidated Communications Holdings, Inc.  Excluding these unique costs, net income would have been $542,000 higher and would have been up $132,000 or 6 percent year over year.

"We are very pleased with the strong second quarter results we produced and the positive momentum we have moving into the second half of the year," said John Finke, president and chief executive officer at Enventis.
We're excited about the potential of our recently launched Cloud Services and the value and benefit this suite of services offer our business customers.  Overall, we remain focused on our strategic initiatives and driving revenue growth and profitability across all lines of business."

Fiber and Data Segment (before inter-segment eliminations)
•	Fiber and Data revenue totaled $17.8 million, up 5 percent year over year. This growth is driven by a 6 percent boost in retail revenue and a 4 percent increase in wholesale or carrier services revenue.
•	Costs and expenses for this segment totaled $15.5 million, up 5 percent from the prior year.
•	Operating income totaled $2.4 million, up 6 percent year over year.
•	Net income totaled $1.4 million, an increase of 6 percent year over year.

Equipment Segment (before inter-segment eliminations)
•	Second quarter Equipment Segment revenue totaled $17.4 million, a 15 percent increase year over year.
•	Equipment sales revenue was $14.1 million, an increase of 9 percent compared to a year ago. Equipment revenue tends to fluctuate quarter to quarter based on sales and installation schedules.
•	Support Services revenue in the Equipment Segment was $3.4 million, a 52 percent increase from the second quarter 2013.
•	Operating income totaled $1.7 million, an 84 percent increase year over year.
•	Net income totaled $1 million, up 84 percent over the second quarter 2013.

Telecom Segment (before inter-segment eliminations)
•	Second quarter Telecom Segment revenue totaled $14.4 million, down 2 percent from a year ago. Telecom results were affected by legacy service declines primarily in network access and local service revenue. Broadband service revenue grew 4 percent, offsetting part of the Telecom revenue decline. Competitive price compression is impacting the growth rates of broadband services.
•	Digital TV subscribers were up 7 percent and DSL subscribers increased 3 percent and year over year.
•	Costs and expenses totaled $12.5 million, down 1 percent year over year.

•	Operating and Net income were both down 5 percent compared to a year ago.

Total Capex, Depreciation and Amortization
Total capital expenditures in the second quarter were $6.8 million, compared with $6.5 million in the second quarter 2013.  Depreciation and amortization expense increased $258,000 or 4 percent in the second quarter.  The increase is primarily attributed to increased capital expenditures associated with fiber network expansion and success-based capital expenditures supporting Fiber and Data revenue growth.

Debt Position
Long-term debt and current maturities, including capitalized leases, totaled $134.4 million as of June 30, 2014.
The second quarter 2014 debt balance represents a decrease of $800,000 from the beginning of the year, a reduction of $1.6 million year over year, and a reduction of $7.5 million since the company's acquisition of Fargo, No. Dakota-based, IdeaOne Telecom in March 2012.  Net debt, which measures financial balance sheet strength and subtracts cash on hand from the debt balance, was $126.9 million as of June 30, 2014.

Shareholders Approved Corporate Name Change to Enventis
The company's shareholders approved a corporate name change from HickoryTech Corporation to Enventis Corporation at the company's annual shareholder meeting on May 6.  The company's stock is now traded as Enventis on the NASDAQ exchange under ticker symbol "ENVE."  The corporate name change was the final step in the company's move to a unified brand following its service brand change to Enventis in October 2013.

Launch of New and Expanded Cloud Services
On June 23, 2014, Enventis announced the launch and expansion of its expanded suite of cloud-based services bringing enterprise-class, cloud capabilities and features to businesses of all sizes.   Enventis' SingleLink Unified Communications solution was enhanced to include a more powerful set of features and Cloud Compute, Data Protection and Cloud Wifi solutions were launched offering businesses reliable, yet simple to deploy cloud solutions backed by a proven partner.  As a Cisco Gold Partner with a Master Cloud Builder Specialization, Enventis has the technical expertise and capability to deploy and support cloud-ready integrated infrastructure including both public and private cloud strategies.

Agreement and Plan of Merger
On June 30, 2014, Enventis announced its Board of Directors approved a definitive agreement for Enventis to merge with Consolidated Communications.  This agreement is an all-stock transaction in which Consolidated Communications will acquire 100 percent of Enventis' 13.8 million (fully diluted) shares outstanding in a transaction valued at approximately $350 million.  Under the terms of the agreement, Enventis shareholders will receive a fixed exchange ratio of 0.7402 shares of CNSL common stock for each share of ENVE common stock.  Completion of the merger is subject to various customary closing conditions, including, but not limited to, approval and adoption by Enventis and Consolidated shareholders and certain regulatory approvals.   We incurred $911,000 of transaction fees related to entering the merger agreement during the quarter ended June 30, 2014.

About Enventis
Enventis, formerly HickoryTech, (NASDAQ: ENVE) is a leading provider of advanced communication solutions including data, cloud and IT services to businesses throughout the upper Midwest.  The company also provides residential broadband services in select southern Minnesota and northwest Iowa communities.  The Enventis fiber network spans more than 4,200 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  The company has 520 employees with corporate headquarters located in Mankato, Minn. and a 116-year track record of stability. Learn more about Enventis at www.enventis.com.

Non-GAAP Measures
To supplement the Company's financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company's performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
 Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which Enventis operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Enventis undertakes no obligation to update any of its forward-looking statements, except as required by law.

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed transaction, Enventis and Consolidated Communications will file relevant materials with the SEC. Consolidated will file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC").  ENVENTIS SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to Enventis shareholders.  The registration statement and proxy statement/prospectus and other documents filed by Enventis with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by Enventis with the SEC can also be obtained, free of charge, by directing a request to Enventis Corporation, 221 East Hickory Street, P.O. Box 3248, Mankato, MN, Attn: Investor Relations. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free in the investor relations portion of our web site at www.enventis.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Participants in the Solicitation

Enventis and Consolidated Communications, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of Enventis in the solicitation is set forth in the Enventis proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

# # #

Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands, except share data)	2014	2013	Change	2014	2013	Change
Operating revenue:
Services	$35,671	$34,231	4%	$69,884	$67,636	3%
Equipment	14,052	12,910	9%	24,079	28,274	-15%
Total operating revenue	49,723	47,141	5%	93,963	95,910	-2%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	12,357	10,860	14%	20,901	24,082	-13%
Cost of services, excluding depreciation and amortization	17,335	16,971	2%	33,995	33,570	1%
Selling, general and administrative expenses	8,327	7,047	18%	15,290	14,496	5%
Asset impairment	-	5		-	638
Depreciation and amortization	7,510	7,252	4%	15,090	14,261	6%
Total costs and expenses	45,529	42,135	8%	85,276	87,047	-2%

Operating income	4,194	5,006	-16%	8,687	8,863	-2%

Interest and other income	8	13	-38%	8	15	-47%
Interest expense	(991)	(1,131)	-12%	(1,970)	(2,270)	-13%
Income before income taxes	3,211	3,888	-17%	6,725	6,608	2%
Income tax provision	1,300	1,567	-17%	2,741	2,661	3%

Net income	$1,911	$2,321	-18%	$3,984	$3,947	1%

Basic earnings per share	$0.14	$0.17	-18%	$0.29	$0.29	0%

Basic weighted average common shares outstanding	13,641,564	13,531,007		13,619,055	13,543,690

Diluted earnings per share	$0.14	$0.17	-18%	$0.29	$0.29	0%

Diluted weighted average common and equivalent shares outstanding	13,696,119	13,576,967		13,679,378	13,584,749

Dividends per share	$0.15	$0.145	3%	$0.30	$0.29	3%

Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$7,478	$7,960
Receivables, net of allowance for doubtful accounts of $344 and $370	31,650	26,073
Inventories	1,043	1,668
Income taxes receivable	3,334	970
Deferred income taxes, net	2,377	2,660
Prepaid expenses	2,753	2,545
Other	1,034	1,386
Total current assets	49,669	43,262

Investments	3,595	3,414

Property, plant and equipment	471,823	461,712
Accumulated depreciation and amortization	(293,754)	(280,386)
Property, plant and equipment, net	178,069	181,326

Other assets:
Goodwill	29,028	29,028
Intangible assets, net	3,827	4,088
Deferred costs and other	6,435	5,762
Total other assets	39,290	38,878

Total assets	$270,623	$266,880

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,586	$3,163
Extended term payable	13,068	8,879
Deferred revenue	5,202	6,056
Accrued expenses and other	11,201	10,443
Financial derivative instruments	371	242
Current maturities of long-term obligations	1,504	1,586
Total current liabilities	34,932	30,369

Long-term liabilities:
Debt obligations, net of current maturities	132,938	133,621
Accrued income taxes	246	244
Deferred revenue	2,570	2,705
Financial derivative instruments	537	1,184
Accrued employee benefits and deferred compensation	12,357	12,344
Deferred income taxes	37,199	37,103
Total long-term liabilities	185,847	187,201

Total liabilities	220,779	217,570

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $0.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,646 in 2014 and 13,569 in 2013	1,365	1,357
Additional paid-in capital	17,271	16,462
Retained earnings	30,675	30,782
Accumulated other comprehensive income	533	709
Total shareholders' equity	49,844	49,310

Total liabilities and shareholders' equity	$270,623	$266,880

Fiber and Data Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Revenue before intersegment eliminations:
Business	$9,811	$9,239	6%	$19,474	$18,064	8%
Wholesale	7,821	7,540	4%	15,636	15,186	3%
Intersegment	211	213	-1%	432	426	1%
Total Fiber and Data revenue	17,843	16,992	5%	35,542	33,676	6%

Cost of services (excluding depreciation and amortization)	8,865	8,583	3%	17,071	16,840	1%
Selling, general and administrative expenses	3,494	3,233	8%	6,850	6,593	4%
Asset impairment	-	5		-	638
Depreciation and amortization	3,107	2,922	6%	6,297	5,718	10%
Total costs and expenses	15,466	14,743	5%	30,218	29,789	1%

Operating income	$2,377	$2,249	6%	$5,324	$3,887	37%
Net income	$1,415	$1,340	6%	$3,154	$2,301	37%

Capital expenditures	$3,180	$2,970	7%	$5,768	$5,913	-2%

Equipment Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2014	2013	% Change	2014	2013	% Change
Revenue before intersegment eliminations:
Equipment	$14,052	$12,910	9%	$24,079	$28,274	-15%
Services	3,355	2,206	52%	5,576	4,079	37%
Total operating revenue	17,407	15,116	15%	29,655	32,353	-8%

Cost of sales (excluding depreciation and amortization)	12,357	10,860	14%	20,901	24,082	-13%
Cost of services (excluding depreciation and amortization)	1,737	1,808	-4%	3,514	3,503	0%
Selling, general and administrative expenses	1,467	1,390	6%	2,770	2,804	-1%
Depreciation and amortization	130	124	5%	268	209	28%
Total costs and expenses	15,691	14,182	11%	27,453	30,598	-10%

Operating income	$1,716	$934	84%	$2,202	$1,755	25%
Net income	$1,020	$555	84%	$1,307	$1,040	26%

Capital expenditures	$28	$403	-93%	$137	$961	-86%

Telecom Segment
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands)	2014	2013	Change	2014	2013	Change
Revenue before intersegment eliminations:
Local Service	$2,799	$2,885	-3%	$5,529	$5,848	-5%
Network Access	4,220	4,482	-6%	8,635	9,183	-6%
Broadband	5,455	5,241	4%	10,731	10,246	5%
Other	1,486	1,598	-7%	2,999	3,177	-6%
Intersegment	426	416	2%	860	833	3%
Total operating revenue	$14,386	$14,622	-2%	$28,754	$29,287	-2%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$13,960	$14,206		$27,894	$28,454
Intersegment	426	416		860	833
	14,386	14,622		28,754	29,287

Cost of services (excluding depreciation and amortization)	6,845	6,767	1%	13,654	13,614	0%
Selling, general and administrative expenses	1,981	2,146	-8%	3,967	4,391	-10%
Depreciation and amortization	3,708	3,756	-1%	7,386	7,459	-1%
Total costs and expenses	12,534	12,669	-1%	25,007	25,464	-2%

Operating income	$1,852	$1,953	-5%	$3,747	$3,823	-2%

Net income	$1,103	$1,163	-5%	$2,221	$2,267	-2%

Capital expenditures	$3,508	$2,622	34%	$5,312	$4,382	21%

Key Metrics
Business access lines	18,660	19,628	-5%
Residential access lines	19,914	21,496	-7%
Total access lines	38,574	41,124	-6%
High-speed Internet ("DSL") customers	21,185	20,538	3%
Digital TV customers	11,749	11,001	7%

Reconciliation of Non-GAAP Measures
	Three Months Ended June 30		Six Months Ended June 30
(Dollars in thousands)	2014	2013	2014	2013
Reconciliation of consolidated net income to EBITDA:
Net income	$1,911	$2,321	$3,984	$3,947
Add:
Depreciation and amortization	7,510	7,252	15,090	14,261
Interest expense	991	1,131	1,970	2,270
Income taxes	1,300	1,567	2,741	2,661
EBITDA	11,712	12,271	23,785	23,139
Adjustments allowed under our credit agreement:
Merger Costs/Asset impairment	911	5	911	638
EBITDA per our credit agreement	$12,623	$12,276	$24,696	$23,777

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30		June 30
Reconciliation of net income to net income	2014	2013	2014	2013
without merger costs:
Net income	$1,911	$2,321	$3,984	$3,947
Add back: After-tax merger costs	542	-	542	-
Net income excluding merger costs	$2,453	$2,321	$4,526	$3,947

(Dollars in thousands)
Reconciliation of net debt:	Jun-14	Mar-14	Dec-13	Sep-13
Debt obligations, net of current maturities	$132,938	$133,289	$133,621	$134,018
Current maturities of long-term obligations	1,504	1,551	1,586	1,584
Total Debt	$134,442	$134,840	$135,207	$135,602
Less:
Cash and cash equivalents	7,478	12,243	7,960	6,516
Net Debt	$126,964	$122,597	$127,247	$129,086